                                                                   Exhibit 10.36


                            SECURED PROMISSORY NOTE

$500,000                                                   San Diego, California
                                                                 August 31, 2002

     FOR VALUE RECEIVED, the undersigned, Danam Acquisition Corp., a Delaware corporation ("Maker"), having its principal place of business located at 178 Christian Street, Oxford, CT 06478, hereby promises to pay to Synbiotics Corporation, a California corporation ("Holder"), having its principal place of business located at 11011 Via Frontera, San Diego, California 92127, the sum of Five Hundred Thousand Dollars ($500,000), as hereinafter provided.

     This Secured Promissory Note is issued pursuant to that certain Asset Purchase Agreement (the "Purchase Agreement"), of even date herewith, among Maker, Holder and Drew Scientific Group PLC and is subject to all rights of offset as set forth in Section 6.2 of the Purchase Agreement.

     The outstanding principal amount of this Secured Promissory Note (this "Secured Promissory Note") shall be payable in sixty (60) equal monthly installments of Eight Thousand Three Hundred Thirty-Three Dollars and Thirty-Three Cents ($8,333.33), payable on the last day of each calendar month commencing on September 30, 2002 and ending on August 31, 2007, at which later time the entire principal amount of this Secured Promissory Note then outstanding together with any outstanding accrued and unpaid interest thereon shall be due and payable.

     Maker hereby also promises to pay interest on the unpaid principal amount hereof in like money, payable monthly commencing on September 1, 2002 and ending with the final payment of principal due hereunder from the date hereof until payment of the principal amount hereof has been made in full, at a fixed rate of five percent (5%) per annum as set forth on Schedule A attached hereto. Interest shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.

     Principal of this Secured Promissory Note and accrued but unpaid interest thereon is payable in lawful money of the United States of America, in cash, by bank or certified check or by wire transfer of immediately available funds to the Holder at the address set forth below or, in the case of a wire transfer, to the account designated by Holder set forth below.

For Checks:

  Comerica Bank - California
  9920 La Cinega Blvd., Suite 623
  Inglewood, California 90301
  Attention: Thomas G. Kinzel, Vice President

For Wire Transfers:

    Comerica Bank - California
    Wire Transfer Corporate Service Center
    2015 Manhattan Beach Blvd.
    Redondo Beach, California 90278-1205
    ABA No. #122201444
    Account No. #2505100529
    Attention: Tom Kinzel; X5760
    Reference: Synbiotics Corporation Loan #00708054423; Note #6

          This Secured Promissory Note shall be secured by such of Maker's assets as described in the Security Agreement of even date herewith between Maker and Holder (the "Security Agreement"), and filings reflecting such security interests shall be filed with the appropriate authorities according to the Security Agreement.

          Drew Scientific Group PLC, a company organized under the laws of England and Wales ("Guarantor"), which indirectly owns one hundred percent (100%) of the issued and outstanding capital stock of Maker, has guaranteed payment of this Secured Promissory Note pursuant to that certain Guaranty of even date herewith executed by Guarantor (the "Guaranty").

          If any payment required hereunder shall become due on a Saturday, Sunday or legal holiday under the laws of the State of California, the State of Massachusetts or the United Kingdom or any other day on which banking institutions in the City of San Diego, the City of Boston or the City of London are obligated or authorized by law or executive order to close, such payment shall be made on the next succeeding business day.

          If (i) Maker fails to make complete payment of any payment due hereunder on any date on which such payment is due, (ii) an order of relief under any bankruptcy, reorganization or insolvency laws has been entered against Maker by a court having jurisdiction, or (iii) Maker admits in writing its inability to pay its debts generally as they become due, files a petition for relief under any bankruptcy, reorganization or insolvency laws, consents to the filing of a bankruptcy proceeding against it or the appointment of a receiver for itself or for all or substantially all of its property, a petition in bankruptcy is filed against it or it makes an assignment for the benefit of its creditors, then, in any such event, Holder, at its option, may exercise any of its rights and remedies set forth in the Security Agreement and may accelerate this Secured Promissory Note and without notice to Maker declare the entire unpaid principal amount of this Secured Promissory Note to be immediately due and payable, whereupon the entire principal amount shall become and be forthwith due and payable, without presentment, due diligence, demand, protest or notice of any kind.

          This Secured Promissory Note may be prepaid in whole or in part, without premium or penalty, at any time, but with interest accrued to the date of prepayment. Any prepayment of this Secured Promissory Note in part shall be applied to the installments of principal payable hereunder in the order of maturity thereof.

          No delay or omission of Holder in exercising any right or remedy hereunder shall constitute a waiver of any such right or remedy. Acceptance by Holder of any payment after demand therefor shall not be deemed a waiver of such demand. A waiver on one occasion shall not operate as a bar to or waiver of any such right or remedy on any future occasion.

      Maker, regardless of the time, order or place signing, waives presentment for payment, demand, notice of nonpayment, notice of dishonor, protest of any dishonor, notice of protest and protest of this Secured Promissory Note, and Maker agrees that its liability hereunder shall not be in any manner affected by any indulgences, extension of time, renewal, waiver or modification granted by Holder; and Maker consents to every extension of time, renewal, waiver or modification that may be granted by Holder with respect to the payment or other provisions of this Secured Promissory Note.

          Maker agrees to pay all reasonable expenses of the Holder of this Secured Promissory Note in connection with the collection and enforcement of this Secured Promissory Note, including court costs and reasonable attorneys' fees and disbursements.

          This instrument shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to its conflicts of laws principles. Maker hereby agrees that all actions or proceedings arising in connection with this Secured Promissory Note shall be initiated and tried exclusively in the courts located in the County of San Diego, State of California. The aforementioned choice of venue is intended to be mandatory and not permissive in nature, thereby precluding the possibility of litigation between Maker and Holder with respect to or arising out of this Secured Promissory Note in any jurisdiction other than that specified in this paragraph. Maker waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this paragraph, and stipulates that the courts located in the County of San Diego, State of California, shall have in personam jurisdiction and venue over Maker for the purposes of litigating any dispute, controversy or proceeding arising out of or related to this Secured Promissory Note. Maker hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this paragraph by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in the first paragraph of this Secured Promissory Note. Any final judgment rendered against Maker in any action or proceeding shall be conclusive as to the subject of such final judgment and may be enforced in other jurisdictions in any manner provided by law.

          None of the obligations of Maker under this Secured Promissory Note, including, without limitation, Maker's obligation to pay the indebtedness evidenced hereby nor any part thereof, may be assigned (whether by operation of law or otherwise) by Maker without the express prior written consent of Holder, and consent to any proposed assignment shall not constitute consent to any subsequent proposed assignment. Any attempted assignment in contravention hereof shall be null and void and of no force or effect.

          Holder shall have the right to freely assign this Secured Promissory Note and the right to receive the principal amount hereof and any and all accrued and unpaid interest thereon upon written notice to Maker and without seeking or obtaining any consent or approval of

Maker; provided, however, that any such assignment shall be of this Secured Promissory Note in its entirety.

     The obligations and rights contained herein shall be binding on and inure to the benefit of any permitted assigns, successors, heirs, representatives, agents and other successors in interest.

     Executed as an instrument under the laws of the State of New York as of the date first above written.

                              DANAM ACQUISITION CORP.

                              By: ___________________________
                              Name:
                              Title:

                                   SCHEDULE A

                                 See attached.

                                                               08/16/2002 Page 1
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Compound Period......................: Monthly

Nominal Annual Rate..................: 5.000  %
Effective Annual Rate................: 5.116  %
Periodic Rate........................: 0.4167 %
Daily Rate...........................: 0.01370%

CASH FLOW DATA


--------------------------------------------------------------------------------
  Event       Start Date          Amount         Number Period       End Date
--------------------------------------------------------------------------------
1 Loan       08/31/2000         500,000.00               1
2 Payment    09/30/2002           8,333.33        60 Monthly         08/31/2007

     Fixed Payment (+ Interest)

AMORTIZATION SCHEDULE -- Normal Amortization

     Date           Payment        Interest       Principal           Balance
--------------------------------------------------------------------------------
Loan 08/31/2002                                                       500,000.00

 1   09/30/2002    10,416.66        2,083.33        8,333.33          491,666.67
 2   10/31/2002    10,381.94        2,048.61        8,333.33          483,333.34
 3   11/30/2002    10,347.22        2,013.89        8,333.33          475,000.01
 4   12/31/2002    10,312.50        1,979.17        8,333.33          466,666.68
2002 Totals        41,458.32        8,125.00       33,333.32

 5   01/31/2003    10,277.77        1,944.44        8,333.33          458,333.35
 6   02/28/2003    10,243.05        1,909.72        8,333.33          450,000.02
 7   03/31/2003    10,208.33        1,875.00        8,333.33          441,666,69
 8   04/30/2003    10,173.61        1,840.28        8,333.33          433,333.35
 9   05/31/2003    10,138.89        1,805.56        8,333.33          425,000.03
10   06/30/2003    10,104.16        1,770.83        8,333.33          416,666.70
11   07/31/2003    10,069.44        1,736.11        8,333.33          408,333.37
12   08/31/2003    10,034.72        1,701.39        8,333.33          400,000.04
13   09/30/2003    10,000.00        1,666.67        8,333.33          391,666.71
14   10/31/2003     9,965.27        1,631.94        8,333.33          383,333.38
15   11/30/2003     9,930.55        1,597.22        8,333.33          375,000.05
16   12/31/2003     9,895.83        1,562.50        8,333.33          366,666.72
2003 Totals       121,041.62       21,041.66       99,999.96

17   01/31/2004     9,861.11        1,527.78        8,333.33          358,333.39
18   02/29/2004     9,826.39        1,493.06        8,333.33          350,000.06
19   03/31/2004     9,791.66        1,458.33        8,333.33          341,666.73
20   04/30/2004     9,756.94        1,423.61        8,333.33          333,333.40
21   05/31/2004     9,722.22        1,388.89        8,333.33          325,000.07
22   06/30/2004     9,687.50        1,354.17        8,333.33          316,666.74
23   07/31/2004     9,652.77        1,319.44        8,333.33          308,333.41
24   08/31/2004     9,618.05        1,284.72        8,333.33          300,000.08
25   09/30/2004     9,583.33        1,250.00        8,333.33          291,666.75
26   10/31/2004     9,548.61        1,215.28        8,333.33          283,333.42

                                                               08/16/2002 Page 2
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
      Date           Payment        Interest     Principal      Balance
---------------    -----------    ----------    ----------     ----------
  27 11/30/2004       9,513.89      1,180.56      8,333.33     275,000.09
  28 12/31/2004       9,479.16      1,145.83      8,333.33     266,666.76
2004 Totals         116,041.63     16,041.67     99,999.96

  29 01/31/2005       9,444.44      1,111.11      8,333.33     258,333.43
  30 02/28/2005       9,409.72      1,076.39      8,333.33     250,000.10
  31 03/31/2005       9,375.00      1,041.67      8,333.33     241,666.77
  32 04/30/2005       9,340.27      1,006.94      8,333.33     233,333.44
  33 05/31/2005       9,305.55        972.22      8,333.33     225,000.11
  34 06/30/2005       9,270.83        937.50      8,333.33     216,666.78
  35 07/31/2005       9,236.11        902.78      8,333.33     208,333.45
  36 08/31/2005       9,201.39        868.06      8,333.33     200,000.12
  37 09/30/2005       9,166.66        833.33      8,333.33     191,666.79
  38 10/31/2005       9,131.94        798.61      8,333.33     183,333.46
  39 11/30/2005       9,097.22        763.89      8,333.33     175,000.13
  40 12/31/2005       9,062.50        729.17      8,333.33     166,666.80
2005 Totals         111,041.63     11,041.67     99,999.96

  41 01/31/2006       9,027.78        694.45      8,333.33     158,333.47
  42 02/28/2006       8,993.05        659.72      8,333.33     150,000.14
  43 03/31/2006       8,958.33        625.00      8,333.33     141,666.81
  44 04/30/2006       8,923.61        590.28      8,333.33     133,333.48
  45 05/31/2006       8,888.89        555.56      8,333.33     125,000.15
  46 06/30/2006       8,854.16        520.83      8,333.33     116,666.82
  47 07/31/2006       8,819.44        486.11      8,333.33     108,333.49
  48 08/31/2006       8,784.72        451.39      8,333.33     100,000.16
  49 09/30/2006       8,750.00        416.67      8,333.33      91,666.83
  50 10/31/2006       8,715.28        381.95      8,333.33      83,333.50
  51 11/30/2006       8,680.55        347.22      8,333.33      75,000.17
  52 12/31/2006       8,645.83        312.50      8,333.33      66,666.84
2006 Totals         106,041.64      6,041.68     99,999.96

  53 01/31/2007       8,611.11        277.78      8,333.33      58,333.51
  54 02/28/2007       8,576.39        243.06      8,333.33      50,000.18
  55 03/31/2007       8,541.66        208.33      8,333.33      41,666.85
  56 04/30/2007       8,506.94        173.61      8,333.33      33,333.52
  57 05/31/2007       8,472.22        138.89      8,333.33      25,000.19
  58 06/30/2007       8,437.50        104.17      8,333.33      16,666.86
  59 07/31/2007       8,402.78         69.45      8,333.33       8,333.53
  60 08/31/2007       8,368.05         34.52      8,333.53           0.00
2007 Totals          67,916.65      1,249.81     66,666.84

Grand Totals        563,541.49     63,541.49    500,000.00

                                                               08/16/2002 Page 3

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Last interest amount decreased by 0.20 due to rounding.